Exhibit 99.1
Aastrom Biosciences Domino’s Farms, Lobby K 24 Frank Lloyd Wright Drive Ann Arbor, MI 48105 T 734 930–5555 F 734 665–0485 www.aastrom.com
Aastrom Announces Restatement of Historical Financial
Results to Reflect Reclassification of Warrants
Accounting for Warrants Will Have No Impact on Company’s Current or
Previously Reported Cash Position or Operating Expenses
ANN ARBOR, Mich., February 14, 2011 (GLOBE NEWSWIRE) — Aastrom Biosciences, Inc. (Nasdaq: ASTM) announced today that the company will be restating its financial statements for all periods included in an amended annual report on Form 10-K/A for the fiscal period ended June 30, 2010, as well as amended Form 10-Q/As for the quarters ended September 30, 2009, December 31, 2009, March 31, 2010 and September 30, 2010 as a result of comments received from the Securities and Exchange Commission following a review of the company’s annual report on Form 10-K for the fiscal year ended June 30, 2010. The restatements will correct for a misapplication of the accounting for warrants to purchase shares of the company’s common stock that were issued in connection with prior equity offerings. These warrants will now be reclassified as liabilities, with changes in the fair value of the warrants recorded as non-cash income or expense in each reporting period.
All the restatements involve non-cash, non-operating expenses and will have no impact on the company’s current or previously stated cash position, operating expenses or cash flows. Aastrom anticipates filing the amended annual and quarterly reports within the next two weeks, but is presently targeting such a filing on or before February 18, 2011 with restated financial statements reflecting the treatments of the warrants described above. A current report on Form 8-K that further describes the foregoing restatement of the company’s financial statements has been filed by Aastrom today and is available at www.sec.gov.
About Aastrom Biosciences
Aastrom Biosciences is developing expanded autologous cellular therapies for use in the treatment of severe, chronic cardiovascular diseases. The company’s proprietary cell-processing technology enables the manufacture of mixed-cell therapies expanded from a patient’s own bone marrow and delivered directly to damaged tissues. Aastrom has advanced its cell therapies into late-stage clinical development, including a planned Phase 3 clinical program for the treatment of patients with critical limb ischemia and two ongoing
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Phase 2 clinical trials in patients with dilated cardiomyopathy. For more information, please visit Aastrom’s website at www.aastrom.com.
Media and investor contact
Stephen Zoegall
Berry & Company
212 253—8881
ir@aastrom.com
szoegall@berrypr.com
This document contains forward-looking statements, including without limitation, statements concerning clinical trial plans and progress, objectives and expectations, clinical activity timing, intended product development, the performance and contribution of certain individuals and expected timing of collecting and analyzing treatment data, all of which involve certain risks and uncertainties. These statements are often, but are not always, made through the use of words or phrases such as “anticipates,” “intends,” “estimates,” “plans,” “expects,” “we believe,” “we intend,” and similar words or phrases, or future or conditional verbs such as “will,” “would,” “should,” “potential,” “could,” “may,” or similar expressions. Actual results may differ significantly from the expectations contained in the forward-looking statements. Among the factors that may result in differences are the inherent uncertainties associated with clinical trial and product development activities, regulatory approval requirements, competitive developments, and the availability of resources and the allocation of resources among different potential uses. These and other significant factors are discussed in greater detail in Aastrom’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. These forward looking statements reflect management’s current views and Aastrom does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.